EXHIBIT 4.1

Form of Stock Certificate for the Company's Common Stock

Form of Certificate Front:

Form of Certificate Back:

COMMON STOCK
PAR VALUE $.01 PER SHARE

NUMBER

TXCO 5180

COMMON STOCK
PAR VALUE $.01 PER SHARE

SHARES

THE EXPLORATION COMPANY

TXCO

THE EXPLORATION COMPANY OF DELAWARE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 302133 20 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

is the owner of

SHARES OF THE FULLY PAID AND NON-ASSESSABLE COMMON STOCK OF THE EXPLORATION COMPANY OF DELAWARE, INC.

CERTIFICATE OF STOCK

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:

Roberto R. Thomae
SECRETARY

THE EXPLORATION COMPANY OF DELAWARE INC.
2000
SEAL
DELAWARE

James E. Sigmon
PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY
AUTHORIZED SIGNATURE

THE EXPLORATION COMPANY OF DELAWARE, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–..................Custodian..................
(Cust) (Minor)
under Uniform Gifts to Minors Act..................................
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ______________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. →

X ______________________________
(SIGNATURE)

X ______________________________
(SIGNATURE)

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Exploration Company of Delaware, Inc. and the Rights Agent, dated as of June 29, 2000, as it may from time to time be amended or supplemented pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Exploration Company of Delaware, Inc. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Exploration Company of Delaware, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS DEFINED IN RULE 17 Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURE(S) GUARANTEED BY: